ORIGINAL

LOAN-OUT AGREEMENT

As of October 28, 2004

The Berman Center, LLC
c/o Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
Attn: Roger Armstrong, Esq.

Re: Services of Laura Berman ("Artist")

Ladies and Gentlemen:

This will confirm our agreement as follows:

1. You hereby represent, warrant and agree that you are a duly organized and existing limited liability company presently in good standing and duly authorized to engage in business in California; that you have a valid, binding and subsistent employment agreement with Artist pursuant to which Artist is obligated to render Artist's services exclusively for you; that you are exclusively entitled to all services of Artist which are required to be performed by Artist hereunder, and that you are exclusively entitled to and control all rights which are granted hereunder; that you are free to enter into this Agreement, to furnish to us the services of Artist upon the terms and conditions set forth herein, to make the representations and warranties contained herein, and to grant the rights granted herein; that neither you nor Artist are subject to any obligation or disability which will or might prevent or interfere with the full completion and performance of all of the obligations and conditions to be kept and performed by you and Artist hereunder; that neither you nor Artist have made nor will make any grant or assignment which will or might conflict with or impair the complete enjoyment of the rights and privileges granted to us hereunder; and you have heretofore performed, and will continue to perform, all of your obligations under your agreement with Artist.

2. Notwithstanding the fact that the Agreement which is attached hereto as Exhibit A and incorporated herein by this reference is drafted in the form of an agreement between Artist and us, it is understood and agreed that we are engaging you to furnish the services of Artist and to grant to us the rights stated as granted to us by Artist under Exhibit A in accordance with and subject to each and all of the terms and conditions set forth therein, which terms and conditions are by this reference incorporated herein as though expressly set forth in full. You hereby agree to furnish said services and grant said rights in accordance with, and to cause Artist to comply with, all of the terms and conditions of Exhibit A. You hereby make the same representations, warranties, acknowledgments and agreements as are contained in Exhibit A. We shall have all rights in and to Artist's services and the results and proceeds thereof and any and all other rights and remedies provided for under the terms and provisions of Exhibit A, all to the same extent as if we had employed Artist directly thereunder. It is understood and agreed that the credit, if any, to be accorded Artist pursuant to the provisions of Exhibit A shall be accorded Artist personally and, you shall receive no such credit in your capacity as lender or otherwise.

3. On condition that you and Artist keep and perform every material term and condition on your respective parts to be kept and performed by each of you hereunder and neither you nor Artist is materially in default or otherwise in breach hereunder, we shall pay to you and not to Artist, as

consideration for all services rendered and all rights now or hereafter granted by you or Artist hereunder, all compensation which is stated to be payable to Artist under Exhibit A. You hereby agree to make or cause to be made when due all payments of compensation which you are required to make to Artist and to make such deductions and withholdings from and payments on account of such compensation (including, without limitation, all payments of taxes and other contributions which may arise out of the services to be rendered by Artist hereunder) as are required to be deducted and withheld from or paid on account of compensation paid to an employee under the provisions of applicable federal, state and local laws or regulations or any applicable union agreement and to otherwise fulfill all obligations of an employer with respect to the services of Artist including, without limitation, the payment of all sums, the securing of workers compensation, as Artist's general employer, or other insurance coverage which may be required to be secured by you with respect to Artist's services hereunder, and the timely filing of all reports and returns which are required by any governmental, union or other applicable authority. In this regard, you agree to indemnify and hold us and our successors and assigns harmless with respect to the making of any and all such deductions, withholdings and payments and all liabilities, assessments, interest, penalties, damages and costs (including, without limitation, reasonable attorneys' fees) incurred in connection therewith or with the fulfilling of any other obligations of an employer, and to defend, at our request, all claims pertaining thereto.

4. Notwithstanding that you are furnishing Artist's services to us hereunder, for the purposes of any applicable Workers' Compensation statute, an employment relationship exists between Artist and us whereby we are Artist's special employer hereunder and you are the general employer (as the terms "special employer" and "general employer" are understood for purposes of Workers' Compensation statutes). As between the two of us, we rather than you shall have the exclusive right to direct and control the performance of Artist's services hereunder. The rights and remedies, if any, of Artist and/or Artist's heirs, executors, administrators, successors and assigns against us and/or our agents and/or employees by reason of injury, illness, disability or death arising out of and occurring in the course of this employment shall be governed by and limited to those provided under such Workers' Compensation statutes and neither we nor our agents or employees shall have any other obligations or liability by reason or any such injury, illness, disability or death. If the applicability of any Workers' Compensation statutes to the engagement of Artist's services hereunder is dependent upon (or may be affected by) an election on your, our or Artist's part, such election is hereby made in favor of such application.

5. If you or your successors in interest should be dissolved or otherwise cease to exist or for any reason whatsoever fail, be unable, neglect or refuse to perform, observe or comply with any or all of the terms and conditions hereof, Artist may, at our election, be deemed a direct party to Exhibit A upon the terms and conditions set forth therein. In the event of a breach of this agreement by you or by Artist, we shall be entitled to legal, equitable and other relief against you and against Artist, we shall have all rights and remedies against Artist which we would have if Artist were a direct party to Exhibit A, and we shall not be required to resort first to or exhaust any rights or remedies which we may have against you before exercising our rights and remedies against Artist.

6. This agreement shall be deemed to have been made in the State of California and shall be construed and enforced in accordance with the internal laws of the State of California applicable to contracts negotiated, executed and wholly performed within said State. You and we consent to the jurisdiction of the courts of the State of California and the courts of the United States located in the State of California in connection with any lawsuit, action or proceeding arising out of or relating to this agreement.

7. Service of all notices, demands or instruments relating to this agreement or to the rendition of the services of Artist which we are required or may desire to serve upon you or Artist, shall be deemed effective by delivery to you or Artist in care of the address set forth above.

Very truly yours,

VIEW FILM

By: [signature]

Its: President

ACCEPTED AND AGREED TO:

By: [signature]

Its: CEO

Employer Identification No:

INDUCEMENT LETTER

The undersigned acknowledges that she is aware of all of the terms and conditions set forth in the foregoing agreement (the "Loan-Out Agreement"), including the Agreement dated concurrently herewith and attached hereto as Exhibit A whereby The Berman Center, LLC. (the "LLC") agrees to loan to View Film ("Borrower") the services of the undersigned in connection with the proposed television series tentatively entitled "A More Perfect Union," as may be required by Borrower.

As an inducement to Borrower to enter into the Loan-Out Agreement and in consideration of Borrower's execution and delivery of the Loan-Out Agreement, the undersigned makes the same representations, acknowledgements, indemnities and warranties as are made by the LLC in the Loan-Out Agreement and agrees to render for Borrower all the services and perform all the obligations provided for therein and to grant to Borrower all of the rights stated to be granted to Borrower therein, on all the terms and conditions specified therein. The undersigned further agrees that in the event of any inconsistency between the terms and conditions of the Loan-Out Agreement and the terms and conditions contained in the subsisting employment agreement between the undersigned and the LLC, the terms and conditions of the Loan-Out Agreement shall prevail.

The undersigned further acknowledges and agrees that the undersigned shall not be entitled to any of the benefits which may be afforded by Borrower to its regular employees (including but not limited to health, life or major medical insurance coverage, pension or profit sharing plan participation or vacations), but that for the purposes of any applicable Workers' Compensation statute the undersigned is, and shall be treated as, a "special employee" of Borrower. If the applicability of any Worker's Compensation statute is dependent upon, or affected by, an election on the part of the undersigned, such election is hereby made, and the undersigned acknowledges that the rights and remedies of the undersigned are governed and limited by applicable Workers' Compensation statutes as provided in the Loan-Out Agreement. Furthermore, the undersigned acknowledges and agrees that no payments whatsoever shall be made by Borrower to the undersigned, all such payments being made directly to the LLC; provided, however, that under the circumstances set forth in paragraph 5 of the Loan-Out Agreement, Borrower shall have the right to treat the undersigned as a direct employee and Borrower shall be entitled to legal and equitable relief by way of injunction or otherwise, and shall have available to it all of the rights and remedies set forth in the Loan-Out Agreement against the LLC or against the undersigned or against both the LLC and the undersigned, in Borrower's discretion, in any event without the necessity of first resorting to or exhausting any rights or remedies against the LLC. By way of emphasis, the undersigned acknowledges and agrees that Borrower shall have all of the rights and remedies and the benefit of all representations and warranties set forth in the Loan-Out Agreement with respect to the undersigned to the same extent and with the same force and effect as if the undersigned were a direct party to Exhibit A in the first instance, and as if in Exhibit A the undersigned personally had agreed to render to Borrower the services provided to be rendered by the undersigned, and to be bound by and duly to perform and observe each and all of the terms and conditions contained in Exhibit A.

Laura Berman ("Artist")

EXHIBIT A

SERIES HOST/EXECUTIVE PRODUCER AGREEMENT

Agreement made as of October 28, 2004 between View Film ("Company") and Laura Berman ("Artist").

Re: "A MORE PERFECT UNION"

1. ENGAGEMENT

Company hereby engages Artist, and Artist hereby accepts such engagement, to render services during the Term (as defined in paragraph 2 hereof) as an executive producer and host of the presentation program ("Presentation") and possible television series tentatively entitled "A More Perfect Union" (the "Series"). For each Series program for which Artist is engaged, Artist will render services as and when required by Company in rehearsals, preproduction and taping and such reasonable post-production and promotional services as Company may require. Artist's services will be scheduled on such days as Company may designate, on reasonable prior notice and subject to Artist's prior conflicting professional commitments, it being agreed that Artist will keep Company advised of Artist's other commitments and will endeavor to be available as Company may reasonably require.

2. TERM

The Term of this agreement will commence on the date hereof and will continue until the completion by Artist of all services required by Company. Artist's initial engagement will be for the Presentation and thereafter for all episodes produced for the life of the Series, subject to Company's rights under paragraph 9 below.

3. RESERVED/REVERTED RIGHTS; OWNERSHIP.

Company represents that Company has entered into an agreement with Showtime as the broadcaster of the Series, pursuant to which Company is required to convey ownership of the Presentation and Series to Showtime. Company and Artist acknowledge that the Presentation and Series episodes are works made for hire for Showtime and that Showtime and its successors and assignees will own the copyright and perpetual distribution rights in all programs produced and delivered to Showtime pursuant to the Showtime agreement. To the extent that any rights in and to the Series, the Presentation or any original element thereof or any derivative production based thereon or any ancillary or subsidiary rights therein are reserved by Company or revert to Company under the agreement with the broadcaster, such reserved and/or reverted rights shall be jointly owned 50% by Company and 50% by Artist and the exploitation of any such rights shall be in accordance with the terms of this agreement, including, without limitation, with respect to the division of compensation 50% to Company and 50% to Artist on the same basis applicable to the Series as described in paragraph 4 below. It is understood that other productions in which

either party may be involved that may have generic similarities to the subject matter of the Series (for example, in dealing with matters such as relationships and counseling) shall not be considered to be derivative productions of the Series unless they make specific reference to the Series or are expressly developed or promoted as derivative productions of the Series. In the case of a derivative production for which Artist does not render services as the host, the parties will negotiate in good faith an appropriate adjustment in Artist's compensation based on the compensation payable to the other host. It is further agreed that Artist shall be the sole and exclusive owner of all right, title and interest in an to any research, devices, surveys, theses, seminars, studies, therapeutic instruments, white papers, grant proposals, books and other literary material, counseling methodology, treatment methodology, and other professional methodology of Artist developed by Artist in her professional capacity, whether or not such material is used in the Presentation or Series, provided, however, that Artist grants a non-exclusive, irrevocable perpetual license to use any such material furnished by Artist for use hereunder in connection with the Presentation, Series or any other permitted use of the results and proceeds of Artist's services hereunder (the "Licensed Uses") , and no such materials used by or under the authority of Artist apart from the Licensed Uses shall use the title or any unique and original element of the Series or any derivative production based on the Series or any ancillary or subsidiary rights therein, except as approved in writing by Company in each instance.

4. COMPENSATION

As full compensation for Artist's services hereunder and the rights granted by Artist herein, and provided that Artist has not been terminated on the basis of disability or material uncured breach, Company shall pay Artist for each Series episode on which Artist renders or is ready, willing and able to render all required services hereunder, an amount equal to the budgeted fees paid for the services of Joe & Harry Gantz, including any production, percentage overhead or administrative fee for Company, it being acknowledged by the parties that no such production, percentage overhead or administrative fee is currently in the budget, (i.e., 50% of such budgeted fees shall be paid to Artist and 50% to the Gantz brothers). It is agreed that the combined fees to be shared 50/50 as aforesaid shall be not less than 20% of the budget. In addition all compensation and revenues of Company or any related or affiliated party derived from or based on any form of exploitation of the Series or any derivative production based on the Series or any ancillary or subsidiary rights therein (including, without limitation, any net product placement money received by Company that is not required to be applied to production costs), net of any actual verifiable direct out of pocket unreimbursed costs directly related thereto ("Contingent Compensation") shall be allocated and paid 50% to Company and 50% to Artist. If and to the extent that Company and Artist mutually agree to contribute to any costs, such contribution shall be recouped by Company and Artist on a pro rata basis, prior to the allocation of contingent compensation as provided above. Where practical, Company will endeavor to arrange for direct payment to Artist of Artist's share of Contingent Compensation by the third party which generates such compensation. In instances where direct payment to Artist is not made by the third party, payments shall be made to Artist within ten business days after the corresponding amount is paid to the Company. Similarly for as long as the Series is being broadcast and for a period of six months thereafter, Artist will pay Company an amount equal to 1/3 of all net revenues derived by Artist or Sam Chapman or The Berman Center from any

products that are featured on screen or are specifically referred to (so as to be individually identifiable by product name or other unique description) in the Series with the mutual agreement of Company and Artist as hereinafter described, provided that to the extent that Artist can establish a history of revenues in connection with any such commercial product prior to the first reference thereto in the Series, Company's share of such revenues shall apply only to annual

products that are featured on screen or are specifically referred to (so as to be individually identifiable by product name or other unique description) in the Series with the mutual agreement of Company and Artist as hereinafter described, provided that to the extent that Artist can establish a history of revenues in connection with any such commercial product prior to the first reference thereto in the Series, Company's share of such revenues shall apply only to annual revenues in excess of the annual revenues derived by Artist in the twelve months prior to the first reference in the Series. To effectuate the foregoing, Artist will provide to Company prior to commencement of production of each cycle of the Series a complete list of products in which Artist or Sam Chapman or The Berman Center has a revenue share which relate to the subject matter of the Series and might reasonably be expected to appear on screen (but such list shall not include books), and Company and Artist will agree in writing upon the products from such list which may appear on screen or otherwise be referenced in the Series and therefore become subject to the revenue sharing between Company and Artist. The parties may mutually agree to amend such list from time to time. Any product not so listed shall not be subject to the revenue share hereunder. Payments shall be made to Company within ten business days after the corresponding amount is paid to Artist Neither party shall be entitled to recoup any costs which are not actual direct out of pocket costs that directly relate to activities under this Agreement (i.e., the development, production and exploitation of the Series and any ancillary and subsidiary rights hereunder). If Company requires Artist to travel, Company will pay Artist's and Sam Chapman's reasonable expenses for any required travel on the same basis as Company or Showtime pays for the travel expenses of Joe and Harry Gantz. Except as expressly provided in this paragraph, no additional compensation shall be payable to Artist for any services, for any use of Artist's Likeness (as hereinafter defined) or for any use or reuse of the Presentation or any Series program or any element thereof. Artist acknowledges that the compensation payable hereunder includes equitable remuneration for rental and lending rights and no additional payment shall be due to Artist for any exercise of such rights.

5. <u>EXCLUSIVITY</u>

Artist's services will be on a non-exclusive, but no material interference basis, except that performing services will be on a "first priority" basis. Company acknowledges that Artist will continue to practice medicine and that Artist's services hereunder are subject to Artist's need to respond to bona fide medical emergencies when other medical professionals are unable to cover for Artist. Artist will not without Company's prior written approval from the date hereof until six (6) months following the premiere of the final episode of the Series, appear on "Non-Standard Television" (as hereinafter defined) as a host or co-host of any reality-based (e.g., news and magazine format, but excluding all fiction/dramatic and comedy) program. Notwithstanding the foregoing, Artist may (i) appear as a "guest" on Non-Standard Television an unlimited number of times, provided that in doing so Artist must use reasonable efforts to mention for publicity purposes the Series, (ii) appear in specials in connection with the publication of future books similar to the Lifetime Television special described below, (iii) host news pieces for CNN. and (iv) continue her current commitments for occasional appearances on the following programs:

Co-Host of *Berman & Berman* on Discovery Health (no new episodes are being produced but episodes are still being exhibited).

Secrets of the Sexually Satisfied Woman (Lifetime Television). Television special produced in connection with the publication of Dr. Berman's most recent book. Television special produced in connection with the publication of Dr. Berman's most recent book

Good Morning America (ABC) – Correspondent

WFLD-TV (Fox) in Chicago – Local commentator.

CNN – Weekly appearances with Anderson Cooper or Wolf Blitzer.

Scarborough Country (MSNBC) – Frequent contributor.

NBC Nightly News. Frequent contributor.

Primetime Live (ABC) – Guest contributor.

Dateline NBC – Guest contributor.

20/20.(ABC) – Guest contributor.

He's a Lady (TBS). Guest contributor.

Big Idea with Donnie Deutch (CNBC) – Guest contributor.

For the purposes of this Agreement, "Non-Standard Television" shall mean transmission to individual or multiple receivers by all means of technology, whether now existing or hereafter invented, other than Standard Television (i.e., intended primarily for initial broadcast by means of over the air television from standard terrestrial stations). Non-Standard Television shall include, without limitation, transmission by means of cable, direct broadcast satellite, LPTV, CATV, SMATV, MMDS, TVRO, microwave, wireless cable, online, telephonic, scrambled UHF, super stations, and closed circuit television systems.

6. AFTRA

In the event that Showtime orders the Series, Company will form an AFTRA signatory company (the "AFTRA Company"), and all of Company's rights and obligations under this Agreement shall be assigned to the AFTRA Company. Thereafter, an amount equal to applicable AFTRA scale (unless Showtime requires Artist's AFTRA compensation to be a higher amount so as to permit prepayment of residuals, in which even Artist and Company will cooperate with Showtime's requirements) shall be paid to Artist for Artist's hosting services, and all such payments, including, without limitation, any overtime, penalties and PHW contributions required by AFTRA and any prepaid residuals shall be credited against the compensation payable to Artist

under paragraph 4 above and vice versa. If the Series is ordered and the Presentation is broadcast, the AFTRA Company will arrange for Artist's services on the Presentation to be retroactively covered by AFTRA, if the AFTRA Company is able to do so without penalty and without jeopardizing the non-AFTRA signatory status of Company. In such case, all AFTRA payments relating to Artist's services on the Presentation that may be in addition to amounts theretofore paid to Artist for the Presentation (other than residuals, supplemental markets payments or reuse payments of any kind required by AFTRA, which shall be credited against contingent compensation as provided in the following sentence) and that are not paid or reimbursed by Showtime shall be credited against the next non-AFTRA compensation otherwise payable to Artist in connection with the Series. To the extent that any residuals, supplemental markets payments or reuse payments of any kind required by AFTRA are not assumed and paid by Showtime, all such payments made by the AFTRA Company shall be credited against Artist's share of Contingent Compensation and vice versa. Artist hereby grants the maximum rights permitted and agrees to accept the minimum compensation required by AFTRA for all purposes. To the extent that any provisions of this Agreement conflict with the mandatory provisions of the AFTRA agreement, this Agreement shall be deemed to be modified following assignment to the AFTRA Company to the minimum extent necessary to cause it to comply. All actual reasonable out of pocket costs incurred in the formation and maintenance of the AFTRA Company and all actual reasonable out of pocket costs directly relating to compliance with AFTRA requirements and administration of AFTRA-required payments to the extent not otherwise reimbursed shall be reimbursable as costs in calculating Contingent Compensation.

7. CREATIVE CONTROLS.

Company and Artist shall have mutual approval over all material creative matters with respect to the Presentation and Series. Company shall consult in good faith with Artist regarding material business matters relating to the Presentation and Series. In the event of disagreement, Artist will have final approval on the presentation in the Series or derivative productions or materials (e.g. Internet, publicity, promotion and other materials) of conclusions, interpretations and analysis of any therapeutic and/or research material presented by Artist (provided that the same can reasonably be implemented within the schedule and budget, it being agreed that Company will endeavor in good faith to obtain input from Artist on a timely basis so as to be able to accommodate her reasonable concerns within the schedule and budget), and Company shall have final approval on all other matters, including, without limitation, on all matters relating to editing and post-production and all business matters. Artist will have an opportunity to view and comment on a rough cut of each program produced hereunder and will advise Company immediately upon screening of the rough cut whether there is any aspect of the program that Artist believes to be a materially inaccurate presentation of the conclusions, interpretations and analysis of any therapeutic and/or research material presented by Artist, and Company agrees that it will exercise best efforts to accommodate all requests made by Artist in this regard which can be reasonably implemented within the schedule and budget. In the event of changes following the rough cut that materially alter the presentation of the conclusions, interpretations and analysis of any therapeutic and/or research material presented by Artist, Company agrees, as to such changes made by Company, and will require Showtime to agree, as to changes made by Showtime, to again screen the altered version of the program for Artist and

to endeavor to accommodate her requests on the same basis as for the rough cut. No failure by Showtime to comply with the foregoing shall be deemed to be a breach by Company.

8. CREDIT

Provided Artist fully performs all of Artist's obligations and appears recognizably in the Series programs in the role of host, Company will accord Artist a credit on a separate card on the main or opening titles as a host of the Presentation and Series programs on which Artist so appears. Provided further that Artist fully performs all of Artist's obligations as an executive producer, Company will also accord shared executive producer credits (i.e., shared only with each other and Joe and Harry Gantz) for Artist and Sam Chapman, which credits shall be in second position to the executive producer credits accorded to Joe and Harry Gantz, except that in the third and fourth production years of the Series, the executive producer credits accorded to Artist and Sam Chapman shall be in first position and in production years thereafter, the order of such credits shall be reversed on an annual basis. In addition, subject to any applicable guild restrictions, Company will also accord shared "created by" credit for Artist, which credit shall be in second position to the "created by" credit accorded to Joe and Harry Gantz, except that in the third and fourth production years of the Series, the "created by" credit accorded to Artist shall be in first position and in production years thereafter, the order of such credits shall be reversed on an annual basis. Artist's credits will also be accorded in all paid advertising under the control of Company (or Showtime, and Company will exercise reasonable best efforts to obtain the same commitment from any other broadcaster licensed by Company), in which Company, Joe Gantz or Harry Gantz is accorded credit. All other matters relating to such credits, including, without limitation, the size and placement thereof, shall be determined by Company in its discretion, except that the executive producer and "created by" credits shall be the same size as and adjacent to the corresponding credits accorded to Joe and Harry Gantz. No casual or inadvertent failure by Company and no failure by any third party to accord such credit shall be deemed to be a breach, but Company will exercise reasonable efforts on a prospective basis following receipt of written notice from Artist to correct any error in such credit under Company's control.

9. RIGHTS

The results and proceeds of Artist's services in connection with the Presentation and Series and all elements thereof shall be deemed to be "works made for hire" for Company, and, except as otherwise expressly provided in paragraph 3 above, Company shall exclusively own all rights in such results and proceeds and in all materials and ideas of any kind or nature contributed by Artist hereunder, including, without limitation, all copyrights and other intellectual property rights therein. To the extent that the foregoing is not sufficient to vest in Company full and exclusive rights of every kind and nature therein in all media now known or hereafter developed worldwide in perpetuity, Artist hereby irrevocably assigns such rights to Company. Artist acknowledges that Company will have the right (subject to paragraph 7 above) to edit, add to, subtract from and modify the Presentation and Series programs in its sole discretion, with no obligation to Artist, and Artist hereby waives all "moral rights" and similar rights throughout the world. Artist shall not have any right, title, or interest in any material embodied in any program

hereunder, including without limitation, any routines, format, or other Series elements, regardless of any contribution thereto made by Artist.

10. INCAPACITY: DEFAULT: FORCE MAJEURE: SERIES CANCELLATION

(a) If at any time during the Term

[i] Artist is incapacitated by reason of material physical or material mental disability from full performance of Artist's material services hereunder (which disability shall include without limitation a material adverse change in appearance, disfigurement, and substantial and continuing voice impairment when in Company's determination any of the foregoing would materially detract from Artist's performance), or becomes unavailable to perform hereunder for any other similar or dissimilar reason beyond Artist's control (an "Incapacity"); Company acknowledges that a change in Artist's appearance due to pregnancy shall not be considered an Incapacity; or

[ii] Artist fails or refuses to perform fully her material obligations hereunder for any reason other than those set forth in paragraph 9(a)(i) hereof ("Default"), provided, however, that in the case of a non-willful Default, Company will not exercise its termination rights unless Artist fails to cure the Default in all material respects within 48 hours after Company gives written notice thereof; then

Company may suspend the Term during all or any part of the continuation of such condition and, accordingly. Company may further, at any time during the continuation of such condition, and regardless of whether it shall have exercised the foregoing right of suspension, terminate the Term. Artist shall be entitled to no compensation for or during any period of suspension hereunder.

11. EFFECT OF TERMINATION

No termination hereunder shall affect the ownership and use by Company of the Series programs and the results and proceeds of Artist's services hereunder and the use of Artist's Likeness (approved as provided below). Artist shall continue to be entitled to (i) all credits and fixed and contingent compensation on Series episodes completed prior to termination and (ii) the "created by" credit and fixed and contingent compensation on Series episodes completed after termination after first deducting any payments that Company is required to make to any person(s) providing the services that Artist was obligated to provide hereunder, subject to all of the terms and conditions of this Agreement (and provided that, if the termination is for default, Company shall have the right to offset any damages that it may incur against payment obligations to Artist), but Company shall otherwise be relieved of all obligations to Artist. However, without in any way limiting any right that Company may have to recover damages from Artist or Artist's obligation to indemnify Company as hereinafter provided, Company agrees that the payments to Artist with respect to Series episodes completed after termination, notwithstanding anything in

this paragraph, shall in no event be reduced to less than the greater of $3750 per episode or 1% of the budget of such episodes.

12. NAME AND LIKENESS

(a) Company shall have the right to use Artist's name, voice, likeness (approved as provided below), biography (approved as provided below), and other means of personal identification (collectively, "Artist's Likeness"), subject to the approvals provided below, for information purposes, for the advertising and publicizing of the Series or any derivative production based on the Series or any ancillary or subsidiary rights therein . However, any use of Artist's Likeness in merchandising or commercial tie-ins shall be subject to the approval of Artist in her sole good faith discretion. Artist will have an unlimited right to enter into merchandising agreements with respect to products that do not make any reference to the Series or any other program produced hereunder; however, no such agreements shall include any restriction on Series merchandising that does not use Artist's Likeness. Provided that Artist furnishes a professional biography to Company on a timely basis, uses of Artist's biography that are under Company's control shall be limited to material contained in such biography furnished by Artist. Without limiting the foregoing, Company shall have the exclusive right to issue publicity relating to the Series, and Artist shall refrain from issuing or authorizing the issuance of any such publicity; provided, however, that Artist may issue personal publicity which contains incidental, non-derogatory references to the Series.

(b) (i) Artist shall have the right of approval of all photographic stills ("Stills") that Company intends to use in connection with advertising, publicity and exploitation hereunder; provided, Artist shall be required to approve not less than fifty percent (50%) of all Stills submitted to Artist in which Artist appears. Stills shall be submitted in the form of so-called "contact sheets". Artist shall have ten (10) business days from receipt of each set of Stills ("Approval Period") in which to approve of same; provided, however, that the Approval Period shall, if Company notifies Artist in writing, be reduced to two (2) business days from receipt if Artist is notified that the exigencies so require. If Artist shall fail or refuse to approve, within said Approval Period, the requisite number of Stills so submitted, or shall fail to timely communicate to Company such approval or disapproval of the Stills, as provided herein, Company shall notify Artist and Artist shall have a further period of 24 hours to respond, failing which only the number of Stills required to comprise the balance of the fifty percent (50%), as applicable, shall be deemed approved.

(ii) Artist shall have the right to approve any artistic rendering of Artist which Company intends to use in connection with advertising, exploitation, promotion and publicity hereunder. If Artist does not approve, Artist shall advise Company of Artist's disapproval and the reasons therefor within ten (10) business days (or two[2] business days if Company notifies Artist that a quick response is necessary based on exigencies of production, marketing and delivery) after the receipt by Artist of such artistic rendering, and Company shall endeavor to conform such artistic rendering to Artist's reasonable requirements and shall resubmit the revised rendering. Any artistic rendering approved by Artist shall not be modified without resubmission to Artist for her approval in accordance with the foregoing. If Artist has

not specifically disapproved any particular artistic rendering resubmitted to Artist and given the reason for such disapproval to Company within said approval period, Company shall notify Artist and Artist shall have a further period of 24 hours to respond, failing which, Artist shall be deemed to have approved the artistic rendering. If Artist provides comments to Company on the second submission within the time frame outlined above, Company shall again endeavor to conform such artistic rendering to Artist's reasonable requirements, but shall not thereafter have any obligation to resubmit such rendering to Artist, and Artist shall have no further right of approval with respect thereto.

(iii) Once an artistic rendering or Still is deemed approved pursuant to this paragraph, it shall be deemed approved for all uses permitted under this agreement.

13. DRESSING ROOM/HAIR AND MAKEUP PERSONNEL.

If the Series is produced, Company will provide an appropriate dressing room for Artist adjacent to the production studio with reasonable amenities, and Company will provide a hair and make up person, who may be part time and non-exclusive to Artist, and who will be subject to Artist's reasonable approval to be exercised consistent with the budget and schedule and orderly production of the Series.

14. MISCELLANEOUS

Artist warrants and represents that Artist is eligible to be employed in the United States in compliance with the Immigration Reform Act of 1986. As a condition precedent to Artist's receipt of any payment hereunder, Artist will complete the required I-9 form and will present such form to Company along with the requisite documentation, as specified in the form, that Artist may be lawfully employed. Artist agrees to comply with the applicable requirements of Sections 317 and 507 of the Federal Communications Act and with the policies and requirements of the broadcaster regarding product promotion and the acceptance of payments or other consideration for any references to products or services in the Series. To the extent not inconsistent with the provisions hereof, those customary provisions which are normally included in agreements of this type are deemed included herein. Company and Artist may prepare a more formal agreement incorporating the foregoing customary provisions but, pending the preparation and execution of such more formal agreement, this Agreement shall constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all previous written and oral negotiations and communications, and it may not be altered or modified, nor may any provisions be waived, except in writing. Artist represents and warrants that Artist has the right to enter into and fully perform this Agreement, that all of Artist's and Sam Chapman's contributions to the Series will be original and nothing contained therein will violate any right of any third party. Artist agrees to indemnify and hold harmless Company, its successors, licensees and assignees and their officers, directors, employees and shareholders from and against any claims, liabilities, reasonable costs and expenses (including outside reasonable attorneys' fees) resulting from any breach by Artist. Company likewise represents and warrants that Company has the right to enter into and fully perform this Agreement and that all written or other materials supplied by Company to Artist or otherwise not created by Artist but incorporated

into the Series by Company shall not infringe upon the rights of any third party. Company agrees to indemnify and hold harmless Artist, Sam Chapman, Berman Center, Inc. and its officers, directors, employees and shareholders from and against any claims, liabilities, reasonable costs and expenses (including reasonable outside attorneys' fees) resulting from development, production, distribution, promotion, advertising or exploitation of the Series or any derivative production based on the Series or any ancillary or subsidiary rights therein, except for matters arising in connection with a breach or alleged breach by Artist or Sam Chapman or the willful or reckless tortious act or omission of either of them. Artist, Sam Chapman, Berman Center, Inc. and its officers, directors, employees and shareholders will be covered as additional insureds under the errors and omissions and general liability insurance policies with respect to the Series, if and to the extent obtained by Company, subject to all terms and conditions thereof, including, without limitation all applicable deductibles, exclusions and policy limits. If any part or provision of this Agreement is adjudged by a court of competent jurisdiction to be invalid, such judgment shall be confined in its operation to the part or provision ruled upon and shall not impair or invalidate the remainder of this Agreement. Artist waives any right to rescission or to equitable or injunctive relief and agrees that in the event of a breach by Company, Artist's sole remedy shall be an action at law for any compensation with may be due but unpaid. Any breach by Artist will cause Company irreparable injury, and, in the event of any such breach, Company shall be entitled to seek injunctive relief. Company shall have the right to assign or sublicense any or all of its rights under this Agreement and shall be relieved of any obligations that are assumed in writing by a financially responsible third party. Artist will not have the right to assign any of her rights or delegate any of her obligations hereunder, except that this agreement may be assigned by The Berman Center, LLC to any successor corporation controlled by Artist that assumes in writing all of the obligations of the assignor, subject to all of the terms and conditions hereof, and Artist may assign her right to receive contingent compensation hereunder on a one time basis to a single assignee, pursuant to such documentation as may be reasonably required by Company in connection therewith. Company shall have the right to take such deductions and withholdings from Artist's compensation as Company may determine in good faith to be required by any applicable law, regulation or court order. This Agreement shall be construed and enforced in accordance with the law of the State of California applicable to agreements made and to be performed wholly within the State of California regardless of where performance of this Agreement may occur.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VIEW FILM

By: [signature]

Title: President

[signature]

Laura Berman ("Artist")